UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 14, 2021

SOLENO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

203 Redwood Shores Pkwy, Suite 500

Redwood City, CA 94065

(Address of principal executive offices)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.001 par value	SLNO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	Other Events

On April 14, 2021, Soleno Therapeutics, Inc. (the “Company”) issued a press release announcing that Anish Bhatnagar, M.D., the Company’s Chief Executive Officer, participated in a Prader-Willi Syndrome (“PWS”) Town Hall meeting hosted by the PWS Community. The Town Hall was held on Wednesday, April 14, 2021 and discussed the use of Diazoxide Choline Extended-Release Tablets (“DCCR”) in PWS. The event featured speakers from the PWS community who provided insights into the challenges of living with PWS as well as patient and caregiver perspectives on DCCR treatment. As part of the meeting Dr. Bhatnagar’s spoke and his remarks highlighted the unmet medical needs facing PWS patients, the company’s ongoing commitment to obtaining regulatory approval for DCCR and an outline of the necessary steps to obtain regulatory approval of DCCR. The remarks have been published as an open letter to the PWS community.

A copy of the open letter to the PWS community is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

99.1	Open letter to the PWS community dated April 14, 2021.

99.2	Press release issued by Soleno Therapeutics, Inc. dated April 14, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLENO THERAPEUTICS, INC.
Date: April 15, 2021

	By:	/s/ Anish Bhatnagar
Anish Bhatnagar
Chief Executive Officer

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